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                                                                  Exhibit 10.7.6

       THIS DOCMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

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                               OPTION TO PURCHASE
                                 COMMON STOCK OF
                           STRATUS SERVICES GROUP, INC

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Date of Grant:             April 3, 2001

Name:

Address:

Dear ___________,

         As an inducement for you to acquire a financial interest in Stratus Services Group, Inc. (the "Company"), the Company hereby grants to you the option (the "Option") to purchase all or any part of an aggregate of ____________ shares (the "Shares") of its Common Stock, $.01 par value, pursuant to the Stratus Services Group, Inc. 2001 Equity Investment Plan (the "Plan") on the terms and conditions hereinafter set forth. The Option is intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

  1. PURCHASE PRICE. The purchase price for the Shares of Common Stock covered by this Option Agreement is $________ per share.

  2. THE PLAN. The Options granted to and Shares purchased by you hereunder shall be subject to each and every provision of the Plan, a copy of which has been delivered to you and is made a part hereof, and you agree to be bound by the provisions of the Plan. All terms herein contained which are not defined herein shall have the same meaning given to such terms in the Plan.

  3. TERM OF OPTION. The term of the Option, which shall not be exercisable until one year from the date of grant, shall be for a period of ten
(10) years from the date hereof. The Option is subject to earlier termination as provided herein or in the Plan. The Option may be exercised in whole or in part at any time and from time to time following the date of grant and prior to the expiration or termination of the Option.

  4. VESTING OF OPTION. The Option shall vest and become exercisable cumulatively in installments as follows:





    Except as otherwise provided in the Plan, no installment of the Option shall be exercisable prior to the vesting of such installment as provided above. To the extent that any installment of the Option becomes exercisable, it may thereafter be exercised either in whole or in part at any time prior to the expiration of the Option.

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  5.       EXERCISE OF OPTION. Subject to the terms and provisions of this
Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its executive office at 500 Craig Road, Manalapan, New Jersey, 07726, at any time after the one year anniversary of the date of grant and until its expiration in accordance with the terms of the Plan. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised. The notice shall be signed by the person exercising the Option and shall be accompanied by payment in an amount equal to the aggregate purchase price to be paid for the Shares purchased in cash or by cashier's check made payable to the Company or such other form of payment as the Compensation Committee of the Company's Board of Directors considers acceptable.

  6. REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE EMPLOYEE. You have received copies of each of the following documents:

      (i) The Summary Plan Description of the 1999 Equity Incentive Plan which contains the information required by Part I (Information required in the Section 10(a) Prospectus) of the Company's Registration Statement on Form S-8;

      (ii)        A copy of the Plan; and

      (iii)       A copy of the Company's Prospectus dated April 26, 2000.

  7. NO EMPLOYMENT AGREEMENT. This Agreement shall neither be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate your employment and treat you without regard to the effect which such treatment might have upon you under this Plan.

  8. GOVERNING LAW AND JURISDICTION. This Option Agreement shall be construed and its respective provisions enforced and administered in accordance with the laws of the State of New Jersey. All disputes which may arise under this Option Agreement or the Plan which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey. You consent and agree to submit to the personal jurisdiction of the aforesaid courts and to notify the Company of any change of your address within sixty (60) days of the date of such change. Furthermore, you consent to service of any papers, notices or process necessary or proper for any legal action in any manner permitted by the New Jersey Court Rules as they exist on the date that the Option is granted or are thereafter amended, including, without limitation, service by registered mail or certified mail, return receipt requested, or, in the event you refuse to accept or claim registered or certified mail, ordinary mail to your last known address. In the event that you fail to notify the Company of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. You hereby acknowledge the sufficiency of service as aforesaid and waive any right that you may have to challenge in any manner the convenience of the location or the venue of any legal action brought involving this Option Agreement or the Plan.

  9. BENEFIT AND SEVERABILITY. The agreements contained herein shall bind and benefit the successors and assigns of the Company and your executors, administrators, receiver, trustee in bankruptcy or representative of your creditors and assigns as herein provided. Except as otherwise provided herein or in the Plan, if any term, covenant, condition or provision of this Option Agreement or of the Plan or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Option Agreement or the Plan or the application of such term or provision to persons of circumstances other than those as to which it is held invalid or unenforceable,

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shall not be affected thereby, and each term, covenant, condition and provision of this Option Agreement or of the Plan shall be valid and be enforced to the fullest extent permitted by law.

  10. ACCEPTANCE. This Option Agreement has been mailed to you by certified mail, return receipt requested, or hand delivered and will remain open for acceptance, in whole or in part, until the close of business on the 30th day following the date of receipt. Acceptance within the prescribed time period can only be effected by delivery of a copy of this Option Agreement executed by you to the Compensation Committee c/o Mr. J. Todd Raymond, Esq., General Counsel, 500 Craig Road, Manalapan, New Jersey, 07726, of the Company, by no later than the close of business on the 30th day following receipt hereof.

                                                   Very truly yours,

                                                   STRATUS SERVICES GROUP, INC.



                                                By:/s/ Joseph J. Raymond
                                                   -----------------------------
                                                   Joseph J. Raymond
                                                   President & CEO

By the execution hereof,
I hereby agree to comply
with and be bound by the terms
and provisions hereinabove set forth.


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EMPLOYEE


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